                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           M. H. MEYERSON & CO., INC.


         M. H. Meyerson & Co., Inc. (the "Corporation") hereby certifies that:

         A. The Corporation was originally incorporated on December 13, 1966.

         B. The Amended and Restated Certificate of Incorporation set forth herein was duly adopted in accordance with the provisions of Section 14A:9-1 of the New Jersey Business Corporation Act by a resolution of the Board of Directors setting forth the Amended and Restated Certificate of Incorporation and declaring its advisability, given pursuant to Section 14A:9-1 of the New Jersey Business Corporation Act, and by adoption by a majority of the holders of all outstanding stock.

         C. The certificate of Incorporation of the Corporation as now in full force and effect is hereby restated, integrated and amended to read as follows:

         FIRST: The name of the corporation is M. H. MEYERSON & CO., INC. (the "Corporation").

         SECOND: The corporation filed its original certificate of incorporation for the State of New Jersey on December 13, 1966.

         THIRD: The address of its principle office in the State of New Jersey is 30 Montgomery Street, Jersey City, New Jersey 07302. The name of its registered agent at such address is Mr. Michael Silvestri.

         FOURTH: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the New Jersey Business Corporation Act.

         FIFTH: The Corporation may engage in any activity within the purpose for which corporations may be organized under the New Jersey Business Corporation Act. In furtherance and not in limitation of the powers conferred by the laws of the State of New Jersey, the following provisions are inserted in this Amended and Restated Certificate of Incorporation for the regulation and conduct of the business and affairs of the Corporation:



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


         1. The election of directors of the Corporation need not be by written ballot unless the By-Laws so require.

         2. The business and affairs of the Corporation shall by managed by, or under the direction of, a Board of Directors consisting of not less than two (2) nor more than eight (8) persons. The exact number of directors within the minimum and maximum limitation specified herein shall by fixed from time to time by resolution of a majority of the whole Board of Directors.

         3. The directors of the Corporation, by the affirmative vote of a majority of the whole Board, at any regular or special meeting, shall have the power to adopt, amend or repeal By-Laws of the Corporation, provided, however, that such power of the Board shall not divest the shareholders of the Corporation of their power to adopt, amend or repeal By-Laws of the Corporation as provided by the New Jersey Business Corporation Act.

         4. Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and preferred shareholders, if any, for the distribution pro rata among the shareholders of the Corporation of the assets of the Corporation, wholly or in part in cash or in kind, whether such assets be in cash or other property, and any such vote or votes may authorize the Board of Directors of the Corporation to determine the valuation of the different assets of the Corporation for the purpose of such liquidation and may divide or authorize the Board of Directors to divide such assets or any part thereof among the shareholders of the Corporation, in such manner that every shareholder will receive a proportionate amount in value (determined as aforesaid) of cash and\or property of the Corporation upon such agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefits of the heirs, executors, and administrators of such a person.

         SIXTH: The Corporation shall have the authority to issue 25,000,000 share of Common Stock, par value one cent ($.01) per share. Holders of Common Stock will be entitled to one vote per share.

         SEVENTH: The Board of Directors of the Corporation is authorized to determine or alter the voting powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any granted to or imposed upon any wholly-unissued class and/or series of capital stock in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such



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


wholly-unissued class and/or series, to increase or decrease (but not below the number of shares of any such class and/or series then outstanding) the number of shares of any such class and/or series, and to fix the number of shares of any such class and/or series.

         EIGHTH: The Corporation shall indemnify its officers, directors, employees, and agents and former officers, directors, employees, and agents, and any other persons serving at the request of the Corporation as an officer, director, employee, or agent of another corporation association, partnership, joint venture, trust or the enterprise, against expenses (including attorney' fees, judgments, fines, and amounts paid in settlement) incurred in convention with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee or agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity, and
(ii) shall inure to the benefit of the heirs, executors and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or person enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees or agents whether or not the Corporation would have the power to indemnify them against such liability under the provision of this article.

         NINTH: The private property of the shareholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

         TENTH: If any Article of this Amended and Restated Certificate of Incorporation or any portion thereof is found to be void or unenforceable by a court of competent jurisdiction, the remaining Articles or portions of said Article, as the case may be, shall nevertheless remain in full force and effect as though the unenforceable part had been severed and deleted.



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


         THE UNDERSIGNED, being the President of the Corporation, for the purpose of amending and restating the Certificate of Incorporation, does make this Amended and Restated Certificate of Incorporation, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this 13th day of October, 1993.

                                       M. H. MEYERSON & CO., INC.



                                       By:      /s/ Michael Silvestri
                                                --------------------------
                                                Michael Silvestri
                                                President



State of New Jersey
County of Hudson


                                 ACKNOWLEDGEMENT

         BE it remembered that on this 13th day of October 1993, before me, personally appeared Michael Silvestri, who is the president of M. H. Meyerson & Co., Inc., who I am satisfied is the person names in , and who executed the certain instrument, and therefore he acknowledged that he signed, sealed and delivered same to as his act and deed for the used and purposes therein expressed.


                                       /s/ Linda Antosiewicz
                                       ----------------------------
                                       Notary Public




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


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           M. H. MEYERSON & CO., INC.

         M. H. Meyerson & Co., Inc. (the "Corporation" hereby certifies that:

         A. The Corporation was originally incorporated on December 13, 1966 and an Amended and Restated Certificate of Incorporation was filed on March 21, 1995.

         B. The Amendments to the Certificate of Incorporation set forth herein was duly adopted in accordance with the provision of Section 14A:9-2(4) of the New Jersey Business Corporation Act (the "Act') by a resolution of the Board of Directors approving the amendments and directing that such amendments be submitted to a vote at a meeting of shareholders, by written notice setting forth the proposed amendment being given to each shareholder of record entitled to vote thereon within the time and manner as provided for in the Act for the giving of notice of a meeting of shareholders and by adoption of the Amendments by a majority of the holders of all stock outstanding and entitled to vote thereon.

         C. On June 13, 1997, the Corporation held its annual meeting of shareholders. The number of shares outstanding and entitled to vote at such meeting was 5,030,335. At such meeting, the shareholders adopted the following amendments:

         FIRST: By a vote of 3,055,966 for and 227,850 against, the shareholders voted to amend Section 2 of the Fifth Article of the Corporation's Certificate of Incorporation to read as follows:

         "2. The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors consisting of not less than three (3) nor more than thirteen (13) persons. The exact number of directors within the minimum and maximum limitation specified herein shall be fixed from time to time by resolution of a majority of the whole Board of Directors.

             The Board of Directors shall be and is divided into three classes:
         Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each Class I director shall serve for a term ending at the third annual meeting following the annual meeting at which such director was elected;


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

         provided however, that the directors first elected to Class I shall serve for a term ending on the third annual meeting following the end of fiscal year 1997, the directors first elected to Class II shall serve for a term ending on the second annual meeting following the end of fiscal year 1997 and the directors first elected to Class III shall serve a term ending on the first annual meeting following the end of fiscal year 1997. Notwithstanding the foregoing, each director shall serve as such until the expiration of his current term when his successor shall have been duly elected and qualified, or his prior death, resignation or removal.

             At each annual election, directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the board shall designate one or more directorships whose terms then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

             Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death,resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to either class, the board shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation."

         SECOND: By a vote of 3,077,095 for to 237,820 against, the shareholders voted to renumber the old Tenth Article of the Corporation's Certificate of Incorporation as the Twelfth Article of the Corporation's Certificate of Incorporation and to amend the corporation's Certificate of Incorporation to add a new Tenth Article reading as follows:

         "Any amendment to this Certificate of Incorporation shall require the affirmative vote of two-thirds of the shares of each class outstanding and entitled to vote thereon, provided that the board of directors of the Company may, by the affirmative vote of two-thirds of all Directors, reduce the number of shares required to amend the Certificate of Incorporation on a case by case basis only, provided that in no event may the board reduce the number of shares required to amend the Certificate of Incorporation below a number equal to the majority of the shares outstanding entitled to vote thereon."

         THIRD: By a vote of 3,079,615 for and 233,300 against, the shareholders voted to amend the Corporation's Certificate of Incorporation to add a new Eleventh Article reading as follows:

         "The stockholders of the Corporation may not take action by written consent without a


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



         meeting and must take any actions at a duly called annual or special meeting. Meetings of stockholders may be held within or without the State of New Jersey, as the by-laws may provide."

         THE UNDERSIGNED, being the President of the Corporation, for the purpose of amending the Certificate of Incorporation, does make this Certificate of Amendment to the Certificate of Incorporation, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this 16th day of July, 1997.


                                                 M. H. MEYERSON & CO., INC.

                                                 By: /s/ Michael Silvestri
                                                     -------------------------
                                                     Michael Silvestri
                                                     President


State of New Jersey
County of Hudson

                                 ACKNOWLEDGEMENT

         BE it remembered that on this 16th day of July, 1997, before me, personally appeared Michael Silvestri, who is the president of M. H. Meyerson & Co., Inc., who I am satisfied is the person named in, and who executed the certain instrument, and therefore he acknowledged that he signed, sealed and delivered same to as his act and deed for the uses and purposes therein expressed.

                                    /s/ Eugene Whitehouse
                                    ---------------------------
                                    Notary Public



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